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                                                                 Exhibit 4(a)







                                ESSEX GAS COMPANY
                             1994 STOCK OPTION PLAN


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                                ESSEX GAS COMPANY

                             1994 STOCK OPTION PLAN

1.      PURPOSE

This 1994 Stock Option Plan (the "Plan") is intended as an incentive to, and to encourage stock ownership by, key personnel of Essex Gas Company (the "Corporation") and any subsidiary corporations (the "Subsidiaries") as that term is defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), so that they may acquire or increase their proprietary interest in the success of the Corporation and its Subsidiaries, and to encourage them to remain in the employ of the Corporation or of the Subsidiaries.

2.       ADMINISTRATION

The plan shall be administered by the Board of Directors of the Corporation or any committee appointed by such Board (such body administering the plan shall be known as the "Committee").

Subject to the express provisions of the Plan, the Committee shall have complete authority to:

         (a)      interpret the Plan;

         (b) prescribe, amend and rescind rules and regulations relating to the Plan;

         (c) determine the individuals to whom, and the time or times at which, options shall be granted;

         (d) determine the number of shares to be subject to each option and the terms and provisions of each option Agreement;

         (e) subject to the limitations set forth in Sections 5(g), 5(h) and 5(i), waive or modify at any time, either before or after an option is granted, any condition or restriction with respect to the exercise of the option imposed by Sections 5 or 6 in such circumstances as the Committee in its sole discretion deems appropriate; and

         (f) make all determinations not specifically set forth in (a) through (e) above which it considers necessary or desirable for the administration of the Plan.

3.       ELIGIBILITY

The persons who shall be eligible to receive options shall be key exempt employees of the Corporation, or its Subsidiaries, including employees who may
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also be officers or directors.  Persons who hold options (the  "Optionees")  may hold more than one option, but only on the terms and subject to the restrictions hereinafter set forth. Employees owning more than 10% of the total voting power of the Corporation shall be eligible to receive options subject to the special restrictions detailed in Section 5(i).

4.       SHARES SUBJECT TO THE PLAN

The aggregate number of shares of the Corporation's common stock, with $2.50 par value ("'Common Stock") which may be issued or sold pursuant to the exercise of options granted under the Plan shall not exceed 100,000 subject to adjustment as provided in Section 5(j). The shares issued upon exercise of options under the Plan may be authorized and unissued shares or shares held by the Corporation in its treasury. In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be made subject to an option under the Plan. The aggregate number of shares of Common Stock as to which options may be granted during any one calendar year to any one individual shall not exceed 25,000. As a result of the acquisition of the Corporation by Eastern Enterprises ("Eastern") on September 30, 1998, all issued and outstanding options issued under this Plan as of such date will be exercisable only for shares of common stock, $1.00 par value per share, of Eastern ("Eastern Common Stock") in accordance with Section 7.12 of the Agreement and Plan of Merger, dated as of December 19, 1997, by and between Eastern and the Corporation. No additional options shall be granted under this Plan after September 30, 1998. All references to Common Stock shall mean Eastern Common Stock after September 30, 1998. All references to the Corporation shall be interpreted by the Committee to mean Eastern as the Committee shall, in its sole discretion, deem necessary to the administration of the Plan after September 30, 1998.

5.       TERMS AND CONDITIONS OF OPTIONS

Stock options granted pursuant to the Plan shall be evidenced by agreements (the "Agreements") between the Corporation and each Optionee in such form as the Committee shall from time to time approve, which Agreements shall comply with, and be subject to, the following terms and conditions:

         (a)      Optionee's Agreement
                  --------------------

                  This Plan shall not impose upon the Corporation or any of the Subsidiaries any obligation to retain the Optionee in the employ of such entities for any period.

        (b)       Grants
                  ------

                  Each option shall be designated as an incentive stock option within the meaning of Section 422 of the Code or as a nonqualified stock option (i.e. a stock option which is not an incentive stock option). The number of shares of Common Stock that shall be available for incentive stock options granted under the plan is 100,000, subject to adjustment as provided in Section 5(j).

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        (c)       Number of Shares
                  ----------------

                  Each option shall state the number of shares of Common Stock to which it pertains.

        (d)       Option Price
                  ------------

                  Each option shall state the option price, which shall be not less than 100% of the Fair Market Value of a share of the Corporation's Common Stock on the date the option is granted. For purposes of the Plan, "Fair Market Value" as of a given date means the mean between the bid and the asked price for the Common Stock at the close of trading for such given date or if no sale is reported for such date, on the next preceding date for which a sale is reported.

                  If the Common Stock is listed on a national securities exchange the "Fair Market Value" as of a given date means, the closing price of the Common Stock on the Composite Tape for such given date or if no sale is reported for such date, on the next preceding date for which a sale is reported.

                  Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an Incentive Stock Option shall be inconsistent with Section 422 of the Code or regulations thereunder.

         (e)      Limitation on Exercise
                  ----------------------

                  Unless the Agreement provides otherwise, an option shall be exercisable in whole or in part. Stock options issued in the form of incentive stock options shall comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under this Plan or any other plan of the Corporation or any of its Subsidiaries) shall not exceed $100,000 (or such other limit as may be required by the Code).

        (f)       Medium and Time of Payment
                  --------------------------

                  Each option shall provide that the purchase price of the shares as to which an option shall be exercised shall be paid to Eastern at the time of exercise either in cash or in Common Stock already owned by the Optionee having a total Fair Market Value equal to the purchase price, or a combination of cash and Common Stock having a total Fair Market Value equal to the purchase price. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

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                  In the  discretion  of the  Committee,  payment for any shares subject to an option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan
                  proceeds  to  pay  the  purchase   price.  To  facilitate  the
                  foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

        (g)       Period of Option
                  ----------------

                  Each option shall be exercisable during such period ending not later than ten years from the date it is granted as the Committee may determine.

        (h)       Time of Exercise
                  ----------------

                  Each option shall become exercisable in such cumulative annual installments as the Committee shall determine; commencing, except as provided in Section 5(k), twelve months after the date of grant and terminating at the end of the period specified pursuant to Section 5(g).

        (i)       Restrictions for Certain Shareholders
                  -------------------------------------

                  Notwithstanding anything contained herein to the contrary, the following restrictions shall be applied to incentive stock options granted to employees who own more than 10% of the total combined voting power of all classes of stock of the Corporation or its parent or any Subsidiary at the time the option is granted (a "10% Shareholder").

                  (1) The opinion price for each incentive stock option granted to a 10% Shareholder shall not be less than 10% of the Fair Market Value of the Common Stock on the date the option is granted.

                  (2)Each incentive stock option granted to a 10% Shareholder shall be exercisable during such period ending not later than five years from the date it is granted as the Committee may determine.

                  (3) Each incentive stock option granted to a 10% Shareholder shall become exercisable in such cumulative annual installments as the Committee shall determine; commencing, except as provided in Section 5(k), twelve months after the date of the grant and terminating at the end of the period specified pursuant to Section 5(i)(2).

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        (j)       Recapitalization
                  ----------------

                  Notwithstanding   any  other   provisions  in  the  Plan,  the
                  Committee shall adjust, or the Agreements entered into hereunder may contain such provisions as the Committee shall determine to be appropriate for the adjustment of, the number, price and class of shares subject to each outstanding option, in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like.

                  In the event of a change in the Common Stock of the Corporation as presently constituted which is limited to a change of all of its authorized Common Stock into the same number of shares without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

                  Such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each incentive stock option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         (k)      Change of Control
                  -----------------

                  In order to maintain the Optionees' rights in the event of a Change of Control of the Corporation, as hereinafter defined, the commencement of any time periods relating to the exercise of such options shall be accelerated to the date of Change of Control.

                  A "Change of Control" shall mean:

                  (a)      the acquisition by any individual, entity or group
                          (within the meaning of Section 13(d)(3) or 14(d)(2) of
                           the "Exchange Act") (A "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities");

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                           provided, however, that for purposes of this
                           subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and
                           (iii) of subsection (c) below; or

                  (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Business Combination"); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then
                                       7

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                           outstanding share of common stock of the corporation
                           resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

        (l)       Change of Control Cash-Out
                  --------------------------

                  Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change of Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an Optionee shall have the right, whether or not the option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the option and by giving notice to the Corporation, to elect (within the Exercise Period) to surrender all or part of the option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Stock under the option (the "Spread") multiplied by the number of share of Common Stock subject to the option as to which the right granted under this Section 5(l) shall have been exercised; provided, however, that if the Change of Control occurs within six months of the date of grant of a particular option held by an Optionee who is an officer or director of the Corporation and is subject to Section 16(b) of the Exchange Act no such election shall be made by such Optionee with respect to such option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change of Control is within six months of the date of grant of an option held by an Optionee who is an officer or director of the Corporation and is subject to Section 16(b) of the Exchange Act, such option shall be canceled in exchange for a cash payment to the Optionee, effected on the day which is six months and one day after the date of grant of such option, equal to the Spread multiplied by the number of shares of Stock granted under the option. Notwithstanding the foregoing, if any right granted pursuant to this Section 5(l) would make a Change of Control transaction ineligible for pooling of interests accounting under APB No. 16 that but for this
                  Section 5(l) would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant this Section 5(l) common stock of the entity surviving the Change of Control with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

                  "Change of Control Price" means the higher of (i) the highest reported sale price of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such share are listed or on NASDAQ, as applicable, during the 60 day period
                                       8
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                  prior to and  including  the date of a Change of  Control  and
                  (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Stock paid in such tender or exchange offer or Business Combination; provided, however, that (x) in the case of an option which (A) is held by an Optionee who is an officer or director of the Corporation and is subject to
                  Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change of Control, then the Change of Control Price for such option shall be the Fair Market Value of the Stock on the date such option is exercised or canceled and (y) in the case of incentive stock options, the Change of Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such incentive stock option is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

         (m)      Rights as a Stockholder
                  -----------------------

                  An Optionee shall have no rights as a stockholder with respect to any shares covered by his option until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in this
                  Section 5.

       (n)       Other Provisions
                 ----------------

                  The option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable. Any such option Agreement in respect of incentive stock options shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "Incentive Stock Option" as defined in Section 422 of the Code or to conform to any change in the law.

6.      TERMINATION OF EMPLOYMENT

        (a)       Notice of Termination
                  ---------------------

                  Except as provided in Sections 6(b) and 6(c) below, upon notice of termination of an Optionee's employment with the Corporation or a Subsidiary, whether given by the Optionee to the Corporation or Subsidiary, or by the Corporation or Subsidiary to the Optionee, the Optionee may exercise all
                                       9
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                  exercisable  options  held by  such  Optionee  on the  date of termination, at any time, or from time to time, prior to the earlier of the expiration date of the option or 3 months from the date of the Optionee's termination.

                  Notwithstanding the foregoing, options that are exercisable immediately following a Change of Control shall remain exercisable following a termination of the Optionee's employment until the earlier of the expiration date of the option or seven months from the date of such termination.

        (b)       Death
                  -----

                  When an Optionee's employment with the Corporation or a Subsidiary terminates by reason of death, or in the event of the death of the Optionee within three months after termination of employment with the Corporation or Subsidiary, the Optionee's personal representatives, heirs or legatees, as the case may be, shall be entitled to exercise all remaining unexpired options (without regard to the twelve month and cumulative installment limitations set forth in Sections 5(h) and 5(i)(3) above) held by the Optionee on the date of death, at any time, or from time to time, prior to the earlier of the expiration date of the option or two years from the date of the Optionee's death.

         (c)      Disability
                  ----------

                  If an Optionee's employment with the Corporation or a Subsidiary shall terminate because of permanent disability as defined in Code Section 22(e)(3), the Optionee may exercise all exercisable options held by such Optionee on the date of termination, at any time, or from time to time, prior to the earlier of the expiration date of the option or one year from the date of the Optionee's termination.

        (d)       Leave of Absence
                  ----------------

                  A leave of absence authorized by the Corporation shall not be deemed a termination of employment to the extent permitted under applicable Internal Revenue Code provisions or regulations adopted pursuant thereto; however, no options may be exercised by an Optionee during such leave of absence before the occurrence of a Change of Control.

7.      NON-ASSIGNABILITY

Options granted under the Plan are not transferable otherwise than by will or the laws of descent and distribution and during the Optionee's lifetime are exercisable only by him.

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



8.       GENERAL RESTRICTION

         (a)      Securities Laws and Regulations
                  -------------------------------

                  No option granted hereunder shall be exercisable unless and until such time as the Common Stock to which it relates is exempt, is the subject matter of an exempt transaction, or is registered or otherwise duly qualified for sale under all applicable federal and state securities laws and regulations.

         (b)      Taxes
                  -----

                  It shall be a condition to performance of the Corporation's obligation to issue or transfer shares upon exercise of options that the Optionee pay, or make provision satisfactory to the Corporation for payment of, any taxes (other than stock issue or transfer taxes) which the Corporation is obligated to collect with respect to the issue or transfer of such shares upon such exercise.

                  If an Optionee disposes of shares acquired pursuant to the exercise of an incentive stock option in a disqualifying disposition within the time periods identified in Section 422(a)(1) of the Code, such Optionee is required to notify the Corporation of such disposition, provide information as to the date of disposition, sale price, quantity disposed of and any other information about such disposition which the Corporation may reasonably request, and pay to the Corporation an amount sufficient to satisfy all federal, state and/or local withholding tax requirements due as a result of such disposition. In accordance with any applicable administrative guidelines it establishes, the Committee may allow an Optionee to pay the amount of taxes required to bewithheld with respect to such disposition by withholding from amounts payable to the Optionee under the Plan or from other compensation payable to the Optionee, or by permitting the Optionee to deliver to the Corporation, shares of Common Stock having a Fair Market Value equal to the amount of such required withholding taxes.

9.      TERM OF PLAN

Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted, or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.

10.     AMENDMENTS OF THE PLAN

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any Optionee under any outstanding option Agreement, without his consent, or which, without the approval of the shareholders, would:

         (a) Except as is provided in Section 5(j) of the Plan, increase the maximum number of shares of Common Stock reserved for the purposes of the Plan or reduce the minimum option price to less than 100% of the Fair Market Value of the Common Stock on the date the option is granted;

         (b) Change the class of employees eligible to receive options under the Plan;

         (c)      Extend the duration of the Plan; or

         (d) Extend the period during which options may be exercised under the Plan.

11.     APPROVAL OF SHAREHOLDERS AND DIRECTORS

The Plan shall not take effect until approved by the affirmative vote of a majority of the shares represented at the meeting of Shareholders held to consider such action. Such approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board of Directors.

The Plan was adopted by the Board of Directors of the Corporation on June 7, 1994 and will be submitted to the shareholders of the Corporation on January 17,1995.

                                       12